As filed with the Securities and Exchange Commission on May 12, 2023
No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

OWENS & MINOR, INC.
(Exact name of registrant as specified in its charter)

Virginia	54-1701843
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

9120 Lockwood Boulevard, Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)

OWENS & MINOR, INC. 2023 OMNIBUS INCENTIVE PLAN
(Full title of the plan)

Nicholas J. Pace, Esq.
Executive Vice President, General Counsel and Corporate Secretary
9120 Lockwood Boulevard
Mechanicsville, Virginia 23116
(Name and address of agent for service)
(804) 723-7000
(Telephone number, including area code, of agent for service)

It is respectfully requested that the Commission send copies of all notices, orders and communications to:

Timothy Cruickshank, P.C.
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
(212) 446-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

This registration statement on Form S-8 (this “Registration Statement”) is being filed for the purpose of registering an aggregate of 4,800,000 shares of Common Stock, $2.00 par value (the “Common Stock”), of Owens & Minor, Inc. (the “Company” or the “Registrant”) available for issuance to eligible persons under the Owens & Minor, Inc. 2023 Omnibus Incentive Plan (the “Plan”). The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
The following documents, which have been previously filed with the Securities and Exchange Commission (the “Commission”) by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)    The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on February 28, 2023, including the information specifically incorporated by reference into that Annual Report on Form 10-K from the Company’s definitive proxy statement on Schedule 14A, filed with the Commission on March 29, 2023.

(b)    All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, other than information contained in Current Reports on Form 8-K that is deemed furnished and not filed, since the end of the fiscal year covered by the annual report referred to in (a) above, including the Registrant’s Current Report on Form 8-K filed on February 28, 2023 (Item 8.01 only).

(c)    The description of the Registrant’s capital stock contained in the Registrant’s Form 8-B filed with the SEC on April 22, 1994, as amended by the description of our capital stock contained in Exhibit 4.15 to the Registrant’s Annual Report on Form 10-K for the Registrant’s year ended December 31, 2022 and as amended by any subsequent amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment hereto which indicate that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, excluding information contained in such incorporated documents that is deemed furnished and not filed. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The documents incorporated by reference herein contain or will contain forward-looking statements that involve risks and uncertainties. The Registrant’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the risks identified in the respective documents incorporated by reference.

Item 4. Description of Securities.
Not applicable.

Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 6. Indemnification of Directors and Officers.
The Virginia Stock Corporation Act (the “VSCA”) establishes a statutory limit on liability of directors and officers of a Virginia corporation for damages assessed against it in a suit brought by or in the right of the corporation or brought by or on behalf of shareholders of the corporation and authorizes the corporation to specify a lower monetary limit on liability (including the elimination of liability) in its articles of incorporation or shareholder-approved bylaws; however, the liability of a director or an officer director shall not be limited if such director or officer engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including any unlawful insider trading or manipulation of the market for any security.
Under the VSCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The VSCA requires such indemnification when a director or an officer entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director or an officer of the corporation, and further provides that a Virginia corporation may make any other or further indemnity (including indemnity with respect to a proceeding by or in the right of the corporation), and may make additional provision for advances and reimbursement of expenses, if authorized by the corporation’s articles of incorporation or shareholder-approved bylaws, except an indemnity against willful misconduct or a knowing violation of criminal law.
The VSCA permits a corporation to purchase and maintain insurance on behalf of any director or officer against any liability asserted against, and incurred in his or her capacity as, a director or an officer, whether or not the corporation would have the power to indemnify the director or officer against this liability under Virginia law.
The Company’s amended and restated articles of incorporation eliminates the liability of its directors and officers to the company or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, except in the case of willful misconduct or a knowing violation of the criminal law or any federal or state securities law. The Company is required to indemnify its directors and officers in connection with any proceeding brought upon such director or officer by reason of having been a director or officer unless he or she engaged in willful misconduct or a knowing violation of the criminal law. In addition, the Company’s amended and restated articles of incorporation requires it to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding or a final determination as to the availability of indemnification if the director or officer furnishes to the company a written statement of his or her good faith belief that he or she has met the relevant standard of conduct and a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct.
The Company carries insurance on behalf of its directors and officers.

Item 7. Exemption from Registration Claimed.
Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of Owens & Minor, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed July 29, 2008)

4.2	Amended and Restated Bylaws of the Company effective October 28, 2022 (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed November 2, 2022)

5.1	Opinion of McGuireWoods LLP as to the legality of the securities being registered (filed herewith)

23.1	Consent of McGuireWoods LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP (filed herewith)

24.1	Powers of Attorney (included in the signature pages hereof)

99.1	Owens & Minor, Inc. 2023 Omnibus Incentive Plan (incorporated herein by reference to Annex A to Owens & Minor, Inc.’s Definitive Proxy Statement filed on March 29, 2023)

107	Filing Fees Table (filed herewith)

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
i.To include any prospectus required by Section 10(a)(3) of the Securities Act;
ii.To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
iii.To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Hanover, Commonwealth of Virginia, on May 12, 2023.

OWENS & MINOR, INC.

By:	/s/ Edward A. Pesicka
	Name:	Edward A. Pesicka
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY
Each of the undersigned hereby constitutes and appoints Edward A. Pesicka, Alexander J. Bruni and Heath H. Galloway, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of such persons any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Edward A. Pesicka	President and Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2023
Edward A. Pesicka
/s/ Alexander J. Bruni	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 12, 2023
Alexander J. Bruni
/s/ Michael W. Lowry	Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	May 12, 2023
Michael W. Lowry
/s/ Mark A. Beck	Chairman of the Board of Directors	May 12, 2023
Mark A. Beck
/s/ Gwendolyn M. Bingham	Director	May 12, 2023
Gwendolyn M. Bingham
/s/ Kenneth Gardner-Smith	Director	May 12, 2023
Kenneth Gardner-Smith
/s/ Robert J. Henkel	Director	May 12, 2023
Robert J. Henkel
/s/ Rita F. Johnson-Mills	Director	May 12, 2023
Rita F. Johnson-Mills
/s/ Stephen W. Klemash	Director	May 12, 2023
Stephen W. Klemash
/s/ Teresa L. Kline	Director	May 12, 2023
Teresa L. Kline
/s/ Carissa L. Rollins	Director	May 12, 2023
Carissa L. Rollins